Exhibit 99.1

PRESS RELEASE

Valvoline Inc. Reports Fourth Quarter and Fiscal Year 2024 Results

Sales of $1.6 billion and system-wide store sales of $3.1 billion each growing 12%, delivering 18th fiscal year of system-wide SSS growth

Fiscal year highlights

•Sales from continuing operations of $1.6 billion grew 12%, driven by system-wide same-store sales (SSS) growth of 6.7%
•Store count increased nearly 9% YoY, bringing system-wide total to 2,010
•Reported income from continuing operations of $215 million grew 8% and earnings per diluted share (EPS) of $1.63 increased 33%
•Continuing operations adjusted EBITDA of $443 million increased 17% while adjusted EBITDA margin improved 100 bps to 27.3%, adjusted EPS of $1.57 increased 33%
•Returned $227 million in cash to shareholders via share repurchases

Fourth quarter summary
•Sales from continuing operations of $436 million grew 12%, driven by system-wide SSS growth of 5.4%, including the impact from the Crowdstrike outage and hurricanes that occurred during the quarter
•Reported income from continuing operations of $89 million grew 19% and EPS of $0.68 increased 26%
•Continuing operations adjusted EBITDA of $124 million increased 14% and adjusted EPS of $0.46 increased 18%
•Store additions in the quarter totaled 49 (13 franchised and 36 company-operated gross additions)
◦Refranchised a total of 28 stores and converted 5 franchise stores to company during the quarter
◦Subsequent to the end of the quarter, definitive agreement signed to refranchise an additional 38 stores; transaction expected to close during Q1 of FY25
•Returned $15 million to shareholders via share repurchases

LEXINGTON, Ky., November 19, 2024 – Valvoline Inc. (NYSE: VVV), the quick, easy, trusted leader in preventive automotive maintenance, today reported financial results for its fourth quarter and fiscal year ended September 30, 2024. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“During fiscal 2024 our more than 11,000 team members and strong franchise partners worked diligently to provide over 28 million services with the best possible customer experience to help our guests keep their cars safe and on the road,” said Lori Flees, President and CEO. “Fiscal 2024 was another year of compelling top and bottom-line growth with net sales increasing 12% and adjusted EBITDA growing 17%, while delivering our 18th consecutive year of system-wide same store sales growth.”

“We continue to focus on accelerating our network growth, with an emphasis on franchising. Overall, we added 158 net stores to the network, with over half coming from ground-up builds.” Flees continued, “During the fourth quarter we completed two refranchising transactions that converted 28 stores to franchise locations and we announced this morning that in early fiscal 2025, we signed a definitive agreement to refranchise an additional 38 stores. These transactions will enable us to accelerate the network and drive market share gains in a capital efficient manner, while delivering long-term value to our shareholders.”

Continuing Operations - Operating Results

(In millions, except per share amounts and store counts)	Q4 results	YoY growth	FY results	YoY growth
Net revenues	$435.5	12%	$1,619.0	12%
Operating income (a)	$134.6	92%	$367.2	49%
Income from continuing operations (a)	$89.1	19%	$214.5	8%
EPS (a)	$0.68	26%	$1.63	33%
Adjusted EPS (b)	$0.46	18%	$1.57	33%
Adjusted EBITDA (b)	$124.1	14%	$442.6	17%
System-wide store sales (b)	$826.8	12%	$3,104.3	12%
	Q4 results	Quarter change	FY results	YoY change
System-wide stores (b)	2,010	+49	2,010	+158
Company-operated stores (c)	950	+13	950	+74
Franchised stores (b) (c)	1,060	+36	1,060	+84
	Q4 - YoY growth		FY - YoY growth
System-wide SSS (b)	5.4%		6.7%

(a)
Includes the effects of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). These key items are delineated within Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share.

(b)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information, Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share, and Table 7 - Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

(c)	Changes reflect the effects of conversions between company-operated and franchised stores, representing changes in the mix of stores, which do not impact the total system-wide store count.
Balance Sheet and Cash Flow

•Cash and cash equivalents balance of $68 million; total debt of $1.1 billion following the repurchase of all outstanding 2030 Senior Notes in the third quarter
•Full year operating cash flow from continuing operations of $283 million and free cash flow of $59 million
•Returned $227 million in cash to shareholders in fiscal 2024 via share repurchases with $385 million in share repurchase authorization remaining

Fiscal Year 2025 Outlook

“As we turn to fiscal year 2025, we expect to continue compounding growth through same-store sales of 5.0% to 7.0% and network growth of 160 to 185 stores,” said Flees. “The stores included in our three announced refranchising transactions represented about $100 million of revenue and $24 million of adjusted EBITDA in fiscal year 2024. Taking these transactions into account, we expect top line sales to grow by 10 to 14% to $1.67 billion to $1.73 billion and deliver $450 million to $470 million of adjusted EBITDA.”

Flees continued, “Our resilient and differentiated business model positions us to deliver durable, profitable growth in fiscal year 2025 and beyond.”
Information regarding the Company’s outlook for fiscal 2025 is provided in the table below:

	Fiscal 2024 As Reported	Fiscal 2024 Pro Forma[2,3]	Fiscal 2025 Outlook[3,4]
System-wide SSS growth[1]	6.7%	7.1%	5%	—	7%
System-wide store additions[1]	158	158	160	—	185
Net revenues	$1.62 billion	$1.52 billion	$1.67	—	$1.73 billion
Adjusted EBITDA[1]	$443 million	$419 million	$450	—	$470 million
Capital expenditures	$224 million	$210 million	$230	—	$250 million
Adjusted EPS[1]	$1.57	$1.45	$1.57	—	$1.67
Share repurchases	$227 million	$227 million	$40	—	$70 million

[1] Refer to the Key Business Measures and Use of Non-GAAP Measures sections herein for further information regarding management’s use of these measures.
[2] Fiscal 2024 as reported results adjusted to present as-if the refranchising transactions completed in fiscal 2024 and the transaction expected to be completed in early fiscal 2025 had occurred prior to October 1, 2023.

[3] Management is updating its definition of same-store sales beginning in fiscal 2025. The fiscal 2024 pro forma results and the fiscal 2025 outlook utilize this updated approach, which defines same stores at the beginning of the month following the completion of 12 full months in operation within the system.

[4] Share repurchases subject to market conditions.

Valvoline’s outlook for adjusted EBITDA and adjusted EPS are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2025 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2025 but would not impact non-GAAP adjusted results.

Internal Controls

The sale of the former Global Products reportable segment on March 1, 2023 resulted in material changes in the Company’s internal control over financial reporting, including the implementation of a new ERP system on January 1, 2024. A material weakness in internal control over financial reporting was initially reported during the quarter ended March 31, 2024 due to the ERP implementation and ineffective information technology general controls and related design of certain business process controls. While significant progress has been made to remediate the control deficiencies, a material weakness continued to exist as of September 30, 2024.

Notwithstanding the material weakness, the Company believes there are no material inaccuracies or omissions of material fact in the reported results, and to the best of the Company’s knowledge, the consolidated financial statements fairly present in all material aspects its financial condition, results of operations and cash flows in conformity with GAAP.

Conference Call Webcast

Valvoline will host a live audio webcast of its fourth quarter fiscal 2024 conference call today, November 19, 2024, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's net revenues and operating income, as determined in accordance with U.S. GAAP.
Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. For the periods presented herein, SSS is defined as net revenues of U.S. Valvoline Instant Oil Change (“VIOC”) stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation. Beginning in fiscal 2025, management is updating its definition of same-store sales and in connection with this change, prior periods will be recast to present SSS on a consistent basis with the new approach. The new approach will define same stores at the beginning of the month following the completion of 12 full months in operation within the system to more closely conform with common retail practice.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Condensed Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: Adjusted net revenues; EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and discretionary free cash flow. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline's operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.

About Valvoline Inc.

Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at more than 2,000 franchised and company-operated service centers across the United States and Canada. The company completes more than 28 million services annually system-wide, from 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including more than 11,000 team members who are working to grow the core business, expand the company’s retail network, and plan for the vehicles of the future. For more information, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, executing on the growth strategy to create shareholder value by driving the full potential in the Company’s core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc; realizing the benefits from the sale of Global Products; and future opportunities for the remaining stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the

Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM Service mark, Valvoline Inc., or its subsidiaries, registered in various countries
*Based on an annual survey of over 1 million Valvoline Instant Oil Change℠ customers

FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2024	2023	2024	2023
Net revenues	$435.5	$390.0	$1,619.0	$1,443.5
Cost of sales	265.2	241.7	1,000.2	899.0
Gross profit	170.3	148.3	618.8	544.5
Selling, general and administrative expenses	81.1	70.3	305.1	264.5
Net legacy and separation-related (income) expenses	(0.9)	2.0	(0.7)	32.8
Other (income) loss, net	(44.5)	5.8	(52.8)	—
Operating income	134.6	70.2	367.2	247.2
Net pension and other postretirement plan expenses (income)	1.3	(38.6)	11.7	(27.6)
Net interest and other financing expenses	18.0	10.9	71.9	38.3
Income before income taxes	115.3	97.9	283.6	236.5
Income tax expense	26.2	22.9	69.1	37.1
Income from continuing operations	89.1	75.0	214.5	199.4
Income (loss) from discontinued operations, net of tax	3.2	(26.1)	(3.0)	1,220.3
Net income	$92.3	$48.9	$211.5	$1,419.7

Net earnings per share
Basic earnings (loss) per share
Continuing operations	$0.69	$0.54	$1.65	$1.24
Discontinued operations	0.02	(0.19)	(0.02)	7.55
Basic earnings per share	$0.71	$0.35	$1.63	$8.79

Diluted earnings (loss) per share
Continuing operations	$0.68	$0.54	$1.63	$1.23
Discontinued operations	0.03	(0.19)	(0.02)	7.50
Diluted earnings per share	$0.71	$0.35	$1.61	$8.73

Weighted average common shares outstanding
Basic	129.3	138.2	130.1	161.6
Diluted	130.3	139.2	131.0	162.6

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	September 30	September 30
	2024	2023
Assets
Current assets
Cash and cash equivalents	$68.3	$409.1
Receivables, net	86.4	81.3
Inventories, net	39.7	33.3
Prepaid expenses and other current assets	61.0	65.5
Short-term investments	—	347.5
Total current assets	255.4	936.7

Noncurrent assets
Property, plant and equipment, net	958.7	818.3
Operating lease assets	298.6	266.5
Goodwill and intangibles, net	705.6	680.6
Other noncurrent assets	220.4	187.8
Total assets	$2,438.7	$2,889.9

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$23.8	$23.8
Trade and other payables	117.4	118.7
Accrued expenses and other liabilities	212.7	215.9
Current liabilities held for sale	—	3.9
Total current liabilities	353.9	362.3

Noncurrent liabilities
Long-term debt	1,070.0	1,562.3
Employee benefit obligations	176.2	168.0
Operating lease liabilities	279.7	247.3
Other noncurrent liabilities	373.3	346.8
Total noncurrent liabilities	1,899.2	2,324.4

Stockholders' equity	185.6	203.2

Total liabilities and stockholders' equity	$2,438.7	$2,889.9

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Year ended
	September 30
	2024	2023
Cash flows from operating activities
Net income	$211.5	$1,419.7
Adjustments to reconcile net income to cash flows from operating activities:
Loss (income) from discontinued operations	3.0	(1,220.3)
Loss on extinguishment of debt	5.1	—
Gain on sale of operations	(41.8)	—
Depreciation and amortization	105.9	88.8
Deferred income taxes	23.5	33.6
Gain on pension and other postretirement plan remeasurements	(2.4)	(41.6)
Stock-based compensation expense	12.0	12.2
Other, net	(0.1)	11.9
Change in operating assets and liabilities	(33.8)	48.7
Operating cash flows from continuing operations	282.9	353.0
Operating cash flows from discontinued operations	(17.8)	(393.8)
Total cash provided by (used in) operating activities	265.1	(40.8)
Cash flows from investing activities
Additions to property, plant and equipment	(224.4)	(180.5)
Acquisitions of businesses	(52.7)	(36.3)
Proceeds from sale of operations, net of cash disposed	71.5	—
Purchases of investments	(3.5)	(440.4)
Proceeds from investments	350.0	80.0
Other investing activities, net	(4.1)	—
Investing cash flows from continuing operations	136.8	(577.2)
Investing cash flows from discontinued operations	—	2,620.9
Total cash provided by investing activities	136.8	2,043.7
Cash flows from financing activities
Proceeds from borrowings	200.0	921.0
Repayments on borrowings	(698.8)	(920.9)
Repurchases of common stock	(226.8)	(1,524.8)
Cash dividends paid	—	(21.8)
Other financing activities	(20.7)	(19.0)
Financing cash flows from continuing operations	(746.3)	(1,565.5)
Financing cash flows from discontinued operations	—	(108.1)
Total cash used in financing activities	(746.3)	(1,673.6)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	—	(0.1)
(Decrease) increase in cash, cash equivalents and restricted cash	(344.4)	329.2
Cash, cash equivalents and restricted cash - beginning of period	413.1	83.9
Cash, cash equivalents and restricted cash - end of period	$68.7	$413.1

Valvoline Inc. and Consolidated Subsidiaries				Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2024	2023	2024	2023
Sales information
System-wide store sales - in millions (a)	$826.8	$738.3	$3,104.3	$2,761.8
Year-over-year growth (a)	12.0%	15.0%	12.4%	17.0%

Same-store sales growth (b)
Company-operated	5.9%	9.1%	6.5%	11.9%
Franchised (a)	5.1%	10.8%	6.8%	11.9%
System-wide (a)	5.4%	10.0%	6.7%	11.9%

	Number of stores at end of period
	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024	Fourth Quarter 2023
Company-operated	950	937	919	895	876
Franchised (a)	1,060	1,024	1,009	995	976

				As of September 30
				2024	2023
System-wide store count (a)				2,010	1,852
Year-over-year growth (a)				8.5%	8.0%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)
For the periods presented herein, Valvoline determined SSS growth as sales by U.S. VIOC stores (company-operated, franchised, and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024	Fourth Quarter 2023
Beginning of period	937	919	895	876	854
Opened	26	12	14	14	14
Acquired	10	6	10	5	8
Net conversions between company-operated and franchised	(23)	—	—	—	—
Closed	—	—	—	—	—
End of period	950	937	919	895	876

	Franchised (a)
	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024	Fourth Quarter 2023
Beginning of period	1,024	1,009	995	976	950
Opened	13	15	15	19	26
Acquired (b)	—	—	—	—	—
Net conversions between company-operated and franchised	23	—	—	—	—
Closed	—	—	(1)	—	—
End of period	1,060	1,024	1,009	995	976

Total system-wide stores (a)	2,010	1,961	1,928	1,890	1,852

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Represents the acquisition of franchise stores that are new to the Valvoline retail store system by Valvoline Inc.

Valvoline Inc. and Consolidated Subsidiaries				Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2024	2023	2024	2023
Reported income from continuing operations	$89.1	$75.0	$214.5	$199.4
Adjustments:
Net pension and other postretirement plan expenses (income) (a)	1.3	(38.6)	11.7	(27.6)
Net legacy and separation-related (income) expenses (b)	(0.9)	2.0	(0.7)	32.8
Information technology transition costs	2.7	1.2	10.4	3.0
Debt extinguishment and modification costs	—	0.1	7.3	1.1
Investment and divestiture-related (income) costs	(41.1)	0.1	(40.2)	1.1
Suspended operations	—	7.6	—	7.1
Total adjustments, pre-tax	(38.0)	(27.6)	(11.5)	17.5
Income tax expense (benefit) of adjustments (b)	9.4	6.2	2.6	(25.6)
Total adjustments, after tax	(28.6)	(21.4)	(8.9)	(8.1)
Adjusted income from continuing operations (c) (d)	$60.5	$53.6	$205.6	$191.3

Reported diluted earnings per share from continuing operations	$0.68	$0.54	$1.63	$1.23
Adjusted diluted earnings per share from continuing operations (d) (e)	$0.46	$0.39	$1.57	$1.18

Weighted average diluted common shares outstanding	130.3	139.2	131.0	162.6

(a)	Includes remeasurement adjustments recorded in the fourth quarter, which resulted in a gain of $2.4 million and a gain of $41.6 million in fiscal 2024 and 2023, respectively.
(b)
During the fiscal 2023, the Company recognized $25.7 million of expense within Net legacy and separation-related expenses in the Statement of Consolidated Income, in addition to an income tax benefit of $29.0 million to reflect its increased indemnity obligation and the release of valuation allowances, respectively, in connection with the amendment of its tax matters agreement with Valvoline’s former parent company.

(c)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(d)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(e)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2024	2023	2024	2023
Reported net revenues	$435.5	$390.0	$1,619.0	$1,443.5
Key items:
Suspended operations	—	—	—	(0.2)
Adjusted net revenues (a) (b)	$435.5	$390.0	$1,619.0	$1,443.3

Income from continuing operations	$89.1	$75.0	$214.5	$199.4
Add:
Income tax expense	26.2	22.9	69.1	37.1
Net interest and other financing expenses	18.0	10.9	71.9	38.3
Depreciation and amortization	28.8	28.1	105.9	88.8
EBITDA from continuing operations (b) (c)	162.1	136.9	461.4	363.6
Key items:
Net pension and other postretirement plan expenses (income)	1.3	(38.6)	11.7	(27.6)
Net legacy and separation-related (income) expenses	(0.9)	2.0	(0.7)	32.8
Information technology transition costs	2.7	1.2	10.4	3.0
Investment and divestiture-related (income) costs	(41.1)	0.1	(40.2)	1.1
Suspended operations	—	7.6	—	7.1
Key items - subtotal	(38.0)	(27.7)	(18.8)	16.4
Adjusted EBITDA from continuing operations (b) (c)	$124.1	$109.2	$442.6	$380.0

Net profit margin (d)	20.5%	19.2%	13.2%	13.8%
Adjusted EBITDA margin (b) (e)	28.5%	28.0%	27.3%	26.3%

(a)	Adjusted net revenues are reported net revenues adjusted for key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	EBITDA from continuing operations is defined as income from continuing operations, plus income tax expense, net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.
(d)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(e)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Year ended
	September 30
	2024	2023
Operating cash flows from continuing operations	$282.9	$353.0
Adjustments:
Additions to property, plant and equipment	(224.4)	(180.5)
Free cash flow from continuing operations (b)	$58.5	$172.5

Discretionary free cash flow (c)	Year ended
	September 30
	2024	2023
Operating cash flows from continuing operations	$282.9	$353.0
Adjustments:
Maintenance additions to property, plant and equipment	(35.9)	(29.5)
Discretionary free cash flow from continuing operations (b)	$247.0	$323.5

(a)	Free cash flow is defined as operating cash flows less Additions to property, plant and equipment and certain other adjustments, as applicable.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Discretionary free cash flow is defined as operating cash flows less Maintenance additions to property, plant and equipment and certain other adjustments, as applicable.

Valvoline Inc. and Consolidated Subsidiaries
Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA Measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free Cash Flow and Discretionary Free Cash Flow

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

Adjusted Net Revenue and Profitability Measures

Adjusted net revenue and profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key Items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company, the former Global Products reportable segment, and associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, the separation of Valvoline’s businesses, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the below for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan expenses (income): Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related (income) expenses: Activity associated with legacy businesses, including the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

During fiscal 2023, the Company recognized $25.7 million of pre-tax expense to reflect its increased estimated indemnity obligation which also resulted in an income tax benefit of $29.0 million to reflect the release of valuations allowances in connection with the amended tax matters agreement with Valvoline’s former parent company.

Information technology transition costs: Consists of expenses incurred related to the Company’s information technology transitions, primarily related to implementing stand-alone enterprise resource planning and human resource information systems during fiscal years 2023 and 2024. These expenses include data conversion, temporary support, training, and redundant expenses incurred from duplicative technology platforms, which are incremental costs directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Suspended operations: Represents the results of a former Global Products business where operations were suspended during fiscal 2022. This business was not included in the sale of the Global Products business in March 2023. It was classified as held for sale and impaired as of September 30, 2023, and subsequently sold during the first fiscal quarter of 2024. These results are not indicative of the operating performance of the Company’s ongoing continuing operations.

Investment and divestiture-related (income) costs: Consists of activity associated with significant acquisitions, investments and divestitures, including legal, advisory and consulting fees, such as diligence costs, in addition to gains or losses recognized upon disposition and expense recognized to reduce the carrying values of investments determined to be impaired. These costs are not considered to be reflective of the underlying performance of the Company’s ongoing continuing operations.

Debt extinguishment and modification costs: Consists of accelerated amortization of previously capitalized debt issuance costs as well as third-party fees expensed in connection with the execution of the 2030 Notes redemption during the three months ended June 30, 2024 as well as the amended Senior Credit Agreement during fiscal 2023. These expenses are not considered to be indicative of the future servicing costs of the Company’s ongoing debt facilities.